Listing Report:Supplement No. 1 dated Apr 15, 2011 to Prospectus dated Apr 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Apr 14, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Apr 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 489922
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$6,650	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$382.71

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1998	Debt/Income ratio:	5%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	3 / 3	Length of status:	10y 9m
Amount delinquent:	$84,933	Total credit lines:	17	Occupation:	Professor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$5,128	Stated income:	$100,000+
Delinquencies in last 7y:	50	Bankcard utilization:	85%
		Homeownership:	Yes
Screen name:	investment-oak	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a new car
Purpose of loan:

This loan will be used to finance a new automobile purchase.

My financial situation:

I am a good candidate for this loan because I have a tenured faculty position (i.e., job security), I own my home outright, and have low overall debt.

Monthly net income: $5700
Monthly expenses: $
Housing: $0
Insurance: $98
Car expenses: $0
Utilities: $300
Phone, cable, internet: $150
Food, entertainment: $400
Clothing, household expenses: $100
Credit cards and other loans: $175
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 491420
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	8.60%	Borrower rate/APR:	9.60% / 9.82%	Monthly payment:	$526.27

Lender servicing fee:	1.00%	Effective Yield*:	8.59%
		Estimated return*:	7.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-1983	Debt/Income ratio:	10%
Credit score:	840-859 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	14y 7m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$29,208	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	Yes
Screen name:	Smart-Money-Gal	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate credit card debt that accumulated because of unexpected expenses related to moving my mother to California to live me and her past health issues.

My financial situation:
I am a great candidate for this loan because I have excellent credit (and want to keep it that way!) and an extremely stable government job with a great income. I know these days nothing sounds stable but I'm in a union and about 80% of our branch would have to be laid off for me to go and that really isn't about to happen.

I live a healthy life, have no car payment and, as I mentioned, CARE about my credit rating. I have never defaulted on any loan.

Thanks in advance!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 495612
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,000	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$201.43

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-2007	Debt/Income ratio:	14%
Credit score:	740-759 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$882	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	88%
		Homeownership:	No
Screen name:	indomitable-silver8	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CC Loan
Purpose of loan:
This loan will be used to...To pay off credit cards and college

My financial situation:
I am a good candidate for this loan because... I have a good credit history. I have a job that will allow me to pay the loan back. I have been keeping up with 3 credit card payments and 1 loan payment would be alot easier

Monthly net income: $ 2,900
Monthly expenses: $
Housing: $ 950
Insurance: $ 50.00
Car expenses: $ 0
Utilities: $ 100.00
Phone, cable, internet: $ 154.00
Food, entertainment: $ 200
Clothing, household expenses: $ 100
Credit cards and other loans: $ 250
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 495764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$8,750	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$477.32

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1994	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	12 / 11	Length of status:	1y 11m
Amount delinquent:	$1,035	Total credit lines:	23	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,155	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	27%
		Homeownership:	No
Screen name:	CAdaninNV	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,275.00	< 31 days late:	0 ( 0% )	720-739 (Feb-2011) 700-719 (Nov-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	14
Description
Stop..... Invest here!! 733+ FICO
Purpose of loan:
I will using the proceeds from this loan to pay off balances on credit cards, loans, etc.

My financial situation:
My first Prosper loan was paid off in 1.5 years even though it was scheduled for 3.

My FICO score is 733-750. I borrow responsibly and within my means. My credit rating is of great value to me.

I have a secure job and have been with the company for 2 years.

As with my first loan, I will be paying this off within 2 years and my goal is 1.5 years again. This means that YOU, the lender, will be recieving a higher return in the early months and a quick payoff on the balance in the later months which have a lower return on money vested.

Monthly net income: $5,100
Monthly expenses: $3,525 (total including all the items below)
Housing: $1,100
Insurance: $250
Car expenses: $750
Utilities: $125
Phone, cable, internet: $125
Food, entertainment: $600
Clothing, household expenses: $200
Credit cards and other loans: $375
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 500292
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 18.41%	Monthly payment:	$372.71

Lender servicing fee:	1.00%	Effective Yield*:	15.71%
		Estimated return*:	9.76%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1990	Debt/Income ratio:	21%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	24y 6m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,958	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	Yes
Screen name:	truth-mastery7	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
MOVIES GALORE
Purpose of loan:
This loan will be used to...
start my distributorship w/the purchase of 2 moves and games vending/rental machines.

My financial situation:
I am a good candidate for this loan because...
I have decent credit and present a lower risk. I have been employed by the same employer for 25 years and my employment is secure. I have throroughlY investigated this business opportunity and know I will be sucessful at building and running this business.

Monthly net income: $
Monthly expenses: $
Housing: $560 MTG
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 501296
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$210.02

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-2002	Debt/Income ratio:	18%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	3y 11m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$886	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	nixicat	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	720-739 (Latest)
Principal borrowed:	$3,250.00	< 31 days late:	0 ( 0% )	740-759 (Apr-2010)
Principal balance:	$2,349.76	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Starting a business
Purpose:
This loan will be used along with my savings to open a coffee shop.

My financial situation:
Even if my business should succeed wildly, I will continue to work full time as a nurse. My skills are valuable, always in demand, and I am lucky enough to love what I do. (My spouse would be working alone on the days when I am at the hospital.)

My low revolving credit balance demonstrates that I use credit wisely, for investments and purchases of lasting value rather than for living expenses or unnecessary luxury purposes. My previous Prosper loan funded tuition for a degree completion program, for instance.

Monthly net income: $4000
Housing: $781
Insurance: $30 (life insurance)
Car expenses: $0.
Utilities: $210
Phone, cable, internet: $65
Food, entertainment: $800
Clothing, household expenses: $140
Credit cards and other loans: $335 (including student loans)
Other expenses: $200 gifts, charitable giving, etc
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502292
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Dec-1987	Debt/Income ratio:	31%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	0y 11m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$69,901	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	Yes
Screen name:	unrivaled-bonus6	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...
pay off debts

My financial situation:
I am a good candidate for this loan because...
I am a reliable person who pays their debts

Monthly net income: $ 2500
Monthly expenses: $ 1200
Housing: $ 455
Insurance: $
Car expenses: $ 0
Utilities: $ 130
Phone, cable, internet: $ 50
Food, entertainment: $ 100
Clothing, household expenses: $
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502338
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-2001	Debt/Income ratio:	8%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	0 / 0	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	sweet-durability816	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Federal Service
Purpose of loan: Debt Consolidation
This loan will be used to...pay off my overdrafts and bills

My financial situation: Wells Fargo
I am a good candidate for this loan because...I am a Federal employee with a good credit rating. all of my accounts are in good standing and I would like to keep it that way. My employment is secure and regular with the Federal Government.

Monthly net income: $3000
Monthly expenses: $1500
Housing: $800
Insurance: $100
Car expenses: $0
Utilities: $0
Phone, cable, internet: $100
Food, entertainment: $400
Clothing, household expenses: $100
Credit cards and other loans: $0
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502344
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	4.95%
Term:	36 months

Lender yield:	10.99%	Borrower rate/APR:	11.99% / 14.12%	Monthly payment:	$132.84

Lender servicing fee:	1.00%	Effective Yield*:	10.83%
		Estimated return*:	5.88%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Aug-1992	Debt/Income ratio:	17%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,942	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	12	Bankcard utilization:	40%
		Homeownership:	Yes
Screen name:	awesome-commitment2	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,950.00	< 31 days late:	0 ( 0% )	680-699 (May-2010)
Principal balance:	$1,513.80	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Debt payoff & business expansion
Purpose of loan:
This loan will be used to payoff $2,000 of high interest debt and $2,000 to expand my massage therapy practice.

My financial situation:
I am a good candidate for this loan because I have had a prosper loan and it has been paid on time every month and I continue to reduce my high-interest debt. I have never had one late payment in over 5.5 years.

I have a full-time job with a large health care organization in Oregon and my massage therapy practice is growing monthly.

Monthly net income: $3,150
Monthly expenses: $2,005
Housing: $550
Insurance: $55
Car expenses: $100
Utilities: $125
Phone, cable, internet: $175
Food, entertainment: $350
Clothing, household expenses: $150
Credit cards and other loans: $395
Other expenses: $105 (student loan)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502352
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1970	Debt/Income ratio:	36%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	19y 11m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,658	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	40%
		Homeownership:	No
Screen name:	receptive-yield1	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
cinderella
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502406
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,950	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$342.42

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1998	Debt/Income ratio:	34%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	20y 3m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,598	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	83%
		Homeownership:	Yes
Screen name:	detective817	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home repairs
Purpose of loan:
This loan will be used to...repair and paint my resident and a few flowers for the yard

My financial situation:
I am a good candidate for this loan because...i am on time with my bills

Monthly net income: $3900
Monthly expenses: $2900 thats all my bills
Housing: $820
Insurance: $50 pay every 6 months
Car expenses: $306
Utilities: $160
Phone, cable, internet: $125
Food, entertainment: $150
Clothing, household expenses: 75
Credit cards and other loans: $280
Other expenses: $gas
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502408
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$239.52

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1992	Debt/Income ratio:	14%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	4	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	6 / 2	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	53	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	reward-tent	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan: Consolidation loans

This loan will be used to... Pay off medicalpersonal bills. I had a reaction to a new blood pressure pill while working over my head- caused my blood pressure to drop- and I fell breaking fingers of my L hand, R shoulder, and completely detached my R retina. Although I have an income, I would like to consolidate all my outstanding medical/personal bills for convience. Thanks.

My financial situation: Good for now.

I am a good candidate for this loan because... I am honest, work in a field of need, and realize how brittle life can really be.

Monthly net income: $2600.00
Monthly expenses: $100
Housing: $0
Insurance: $131.01
Car expenses: $0
Utilities: $220.00
Phone, cable, internet: $66.99
Food, entertainment: 300
Clothing, household expenses: 125
Credit cards and other loans: $125
Other expenses:325
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502414
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	9.40%	Borrower rate/APR:	10.40% / 12.51%	Monthly payment:	$81.14

Lender servicing fee:	1.00%	Effective Yield*:	9.38%
		Estimated return*:	5.88%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-2001	Debt/Income ratio:	20%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,463	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	No
Screen name:	joyful-leverage1	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Honeymoon Loan
Purpose of loan:
This loan will be used to fund lodging for my future wife and I in Hawaii this summer. The plane tickets are already covered, and hopefully we'll get contributions to our honeymoon registry to cover activities and dining, but I could use some help coming up with the money for a room for a week. I'd really appreciate the help!

My financial situation:
Is stable. I've had the same job for 3 years now (just changed contracting companies, so my profile says I've been employed for one month) and have paid off all of the credit card debt that I accrued while going to college in that time. I've been saving enough towards the wedding in the months heading up to it (4 now, 3 more to go) to pay back this loan 6 months afterwards if I keep my finances the same.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502444
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$172.56

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	10.18%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	34y 7m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,573	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	No
Screen name:	antique818	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	43 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,600.00	< 31 days late:	0 ( 0% )	620-639 (Mar-2010) 620-639 (Dec-2009) 460-479 (Aug-2006)
Principal balance:	$2,319.81	31+ days late:	0 ( 0% )
Total payments billed:	43
Description
Immediate Medical Needs
Purpose of loan:
This loan will be used to pay my deductible for an operation which I am required to have. I have been diagnosed with a "pre-cancerous" condition and the doctor needs to remove organs to save my life.

My financial situation:
I am a good candidate for this loan because all my bills are paid on time, I have had two previous prosper loans and have never been late and this loan will not be any different.

My business is growing, even in this economy. This was just a setback I need to fix and then continue with life. After two weeks of recoup time, I will be back at business with no loss of time.

Monthly net income: $60,000
Monthly expenses: $
Housing: $1500
Insurance: $500
Car expenses: $385
Utilities: $300
Phone, cable, internet: $195
Food, entertainment: $300
Clothing, household expenses: $100
Credit cards and other loans: $350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 496029
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	1.30%
Term:	36 months

Lender yield:	4.99%	Borrower rate/APR:	5.99% / 6.33%	Monthly payment:	$395.43

Lender servicing fee:	1.00%	Effective Yield*:	5.00%
		Estimated return*:	3.70%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1999	Debt/Income ratio:	18%
Credit score:	820-839 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,825	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	Yes
Screen name:	exponential-revenue2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	820-839 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	0 ( 0% )	820-839 (Jan-2010)
Principal balance:	$10,082.96	31+ days late:	0 ( 0% )
Total payments billed:	13
Description
Openning a business
Purpose of loan:
This loan will be used to start a new business. I don't really want to go into details, but this money will provide a buffer for unsuccessful months/years.

My financial situation:
I am a good candidate for this loan because I have never been late on a monthly payment in my life. I may have missed one by accident, but not in recent memory.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502097
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,700	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$420.04

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-2001	Debt/Income ratio:	Not calculated
Credit score:	820-839 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,213	Stated income:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	24%
		Homeownership:	Yes
Screen name:	lvngirl	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 97% )	820-839 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	1 ( 3% )	760-779 (Jun-2008)
Principal balance:	$504.40	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
My loan for home improvement
Purpose of loan:
This loan will be used to... remodel interior and backyard

My financial situation:
I am a good candidate for this loan because... always meet my obligations

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502329
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Nov-1997	Debt/Income ratio:	13%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	authentic-p2ploan8	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Authentic-p2ploan8
Purpose of loan Consoladation
This loan will be used to...To catch up on bills that are behind

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $3,000.00
Monthly expenses: $
Housing: $749.00
Insurance: $185.00
Car expenses: $310.00plus$2o.oo in gas
Utilities: included in rent180.00 storage unit
Phone, cable, internet: $180.00
Food, entertainment: $400.00
Clothing, household expenses: $50.00
Credit cards and other loans: $N/A
Other expenses: $0
Mobile phone $180.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502359
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,000	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1984	Debt/Income ratio:	62%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 15	Length of status:	23y 3m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$66,075	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	integrity-maestro8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Caught Up
Purpose of loan: To stay on track not fall behind on anything
This loan will be used to...pay flood ins., homeowners ins.,

My financial situation: Is good however, due to my daughter starting college lots of extra expenses.
I am a good candidate for this loan because...I am hard working and trustworthy and have never defaulted on any loan.

Monthly net income: $52,106
Monthly expenses: $
Housing: $1372
Insurance: $1783
Car expenses: $803
Utilities: $250
Phone, cable, internet: $90
Food, entertainment: $500
Clothing, household expenses: $150
Credit cards and other loans: $500
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502369
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	8.70%
Term:	60 months

Lender yield:	21.49%	Borrower rate/APR:	22.49% / 24.76%	Monthly payment:	$223.19

Lender servicing fee:	1.00%	Effective Yield*:	20.98%
		Estimated return*:	12.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-2003	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	12	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$838
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	bold-payout-pudding	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
School
Purpose of loan: Living Expenses

This loan will be used to Pay for my expenses for my school year

My financial situation: Is not where I want it to be. I'm 21 with the passion to finish school and pursue my music career as a Studio Engineer. I have a lot of support through my single parent mother but she is still paying for her own loans and has a deep deficit of money to pay. I would love to take a big load of of my family back. With the direction my life is heading, I'm 99% positive this money given to me will be returned.

I am a good candidate for this loan because I am a hard working student, well aware of the responsibilities that receiving a loan entails. This loan would help me stay focused on school, but also give me the chance to find a steady job, with a little ease on the stress, from the current economy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502381
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	8.70%
Term:	12 months

Lender yield:	17.49%	Borrower rate/APR:	18.49% / 27.46%	Monthly payment:	$229.78

Lender servicing fee:	1.00%	Effective Yield*:	17.09%
		Estimated return*:	8.39%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1996	Debt/Income ratio:	22%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	5 / 5	Length of status:	12y 9m
Amount delinquent:	$103,076	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,594	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	5	Bankcard utilization:	35%
		Homeownership:	No
Screen name:	wise-return-rider	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving Expenses*Short term loan 6mo
Unexpected Move. Help w/ moving cost & up front deposits for new lease. Currently leasing and homeowner is selling home.

I have stable job 13yrs with low debt. Payback 6 mo or less with refunded deposits from current lease upon completed move out. Wife has job 12+ yrs in health care. Salary $63,000 + bonus. Her salary was NOT included in prosper salary amount.

Delinquent is bal of mortgage from loss of our home FL 2008. Rapid ^ in interest of 6% to 14.2% in 6 mo caused payment ^ from $2400 - $4800 mo ($5864 tax/ins). Bal charged off by lender. Lender is now currently under fraud lawsuit by State Attorney General. We did not walk away but tried everything using 401K and savings. Could not refi due to loss in equity, mortgage co refused short sale. The 5 delinquent are mortgage due to lenders policy where you had to be 90 days late to qualify for help with interest rate.

My net: $3688
Monthly Expenses total:$1975.88 includes car payment/ins of $569.88

Relist-less amt
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502387
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$8,050	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$463.28

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1992	Debt/Income ratio:	22%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	32y 7m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,448	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	3	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	unforgettable-worth7	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
sports nut
Purpose of loan:
This loan will be used to...pay off my taxes and credit cards

My financial situation:
I am a good candidate for this loan because...I make a good income, I have been at the same job for over 30 years and I pay my bills on time!!

Monthly net income: $4800
Monthly expenses: $400
Housing: $2000
Insurance: $125
Car expenses: $150
Utilities: $175
Phone, cable, internet: $200
Food, entertainment: $ 75
Clothing, household expenses: $50
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$3,000	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$130.65

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-2010	Debt/Income ratio:	8%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 2	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	transaction-advantage1	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Loan Needed for Computer
PURPOSE OF THIS LOAN
This loan will be used to fund a new computer for all my graphic design and video marketing jobs

My financial situation:
I am a good candidate for this loan because I am fully employed and have a perfect credit report. I've never made a late payment and my debt load is typically between $0 and $200 each month. However, because I'm new to the United States (moved from Canada), my credit history is too small to qualify for a bank loan. I need this loan to upgrade my computer so I can continue working for the company I do work for now and so I can operate my own business seeking clients on the weekend in order to increase my income.

Monthly net income: $1750

Monthly expenses
Housing: $280
Insurance: $0
Transit: $20
Utilities: $30
Phone, cable, internet: $40
Food, entertainment: $250 (groceries)
Clothing, household expenses: $40
Credit cards and other loans: $40
Other expenses: $20
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502399
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$305.48

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1993	Debt/Income ratio:	13%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,291	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	brytank44	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 97% )	720-739 (Latest)
Principal borrowed:	$25,000.00	< 31 days late:	1 ( 3% )	760-779 (Sep-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Consolidating Credit Cards
Purpose of loan: Consolidating Credit Cards
This loan will be used to consolidate credit cards and reduce the interest I am paying on them

My financial situation: Solid
I am a good candidate for this loan because I have previously paid of Prosper loan in full. I am tired of always paying more than the minimum amount but because of the high interest rate, my balances do not go down. I would rather pay an hard working individuals like yourself rather than a credit card company that boost their rates on me.Also, I have been a lender on here before, and the people have defaulted on the loan so I understand what risk you are taking in me.

Monthly net income: $4,000
Housing: $1,500
Insurance: $800 per year
Car expenses: $100 - gas prices are way too high now.
Utilities: $35 per month
Phone, cable, internet: $225
Food, entertainment: $100
Clothing, household expenses: $
Credit cards and other loans: $650 per month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502423
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	10.10%	Borrower rate/APR:	11.10% / 11.32%	Monthly payment:	$544.81

Lender servicing fee:	1.00%	Effective Yield*:	10.09%
		Estimated return*:	8.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	May-1984	Debt/Income ratio:	15%
Credit score:	800-819 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	27 / 26	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,258	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	Yes
Screen name:	Loandoc62	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Job and Relocation expenses
Purpose of loan:
Use of the loan for transitional costs for move and to pay off some exsisting debt
My financial situation:
I am a good candidate for this loan because I have strong income and have a excellent credit payment history.

I have No Missed payments are noted in my credit report.

I have been an investor on Prosper for a few years and wanted to see how this side worked as well for people I am investing with, which is part of the reason I chose here.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502427
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	8.70%
Term:	36 months

Lender yield:	18.49%	Borrower rate/APR:	19.49% / 22.87%	Monthly payment:	$184.52

Lender servicing fee:	1.00%	Effective Yield*:	18.06%
		Estimated return*:	9.36%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Sep-2007	Debt/Income ratio:	12%
Credit score:	660-679 (Mar-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,471	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	No
Screen name:	GodisGr8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
I have paid some of my personal loan today. This amount that I am requesting now will be used to pay off all my credit card bills with high interest rate at a cheaper rate which in turn will save me money. I will cancel cards that are unnecessarily costing me more money. Please put me back on top. I am a good candidate bec. I pay my debts on time, never late with payments and I have a good job that pays good. Thank you all and God bless.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502429
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 19.42%	Monthly payment:	$253.88

Lender servicing fee:	1.00%	Effective Yield*:	16.71%
		Estimated return*:	10.76%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1988	Debt/Income ratio:	20%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,422	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	47%
		Homeownership:	Yes
Screen name:	fairness-whistle1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Borrower
Purpose of loan: home improvement
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $71200.00
Monthly expenses: $
Housing: $1672
Insurance: $100
Car expenses: $350
Utilities: $250
Phone, cable, internet: $170
Food, entertainment: $250
Clothing, household expenses: $150
Credit cards and other loans: 780
Other expenses: $800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502435
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1989	Debt/Income ratio:	11%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	13y 8m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	36	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	funds-labyrinth1	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
$2500.00 loan
Purpose of loan: buy things for the home and to rebuild my credit
This loan will be used to..buy needed items etc....

My financial situation:
I am a good candidate for this loan because...I have few bills, No credit cards, and am rebuilding my credit.

Monthly net income: $1770.00
Monthly expenses: $1355.00
Housing: $525.00
Insurance: $98.00
Car expenses: $174.00
Utilities: $114.00
Phone, cable, internet: $54.00
Food, entertainment: $350.00
Clothing, household expenses: $40.00
Credit cards and other loans: $0.00
Other expenses: $
0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502441
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 32.58%	Monthly payment:	$314.25

Lender servicing fee:	1.00%	Effective Yield*:	26.71%
		Estimated return*:	12.01%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1981	Debt/Income ratio:	30%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	24 / 21	Length of status:	11y 0m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$24,743	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	acdelco59	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,800.00	< 31 days late:	0 ( 0% )	680-699 (Aug-2010) 640-659 (Aug-2008) 640-659 (Aug-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Removing credit cards from use.
Purpose of loan:Debt reduction
This loan will be used to...Clear credit cards that I have closed

My financial situation: Good
I am a good candidate for this loan because...I have been on a steady track to reduce credit need. I am always current for last 10 years and plan to stay that way. The accounts were closed by myself and were utilized to help daughters first year at college.

Monthly net income: $4500.00
Monthly expenses: $
Housing: $922.00
Insurance: $200.00
Car expenses: $200.00
Utilities: $250.00
Phone, cable, internet: $54.95
Food, entertainment: $200.00
Clothing, household expenses: $100.00
Credit cards and other loans: $377.00
Other expenses: $
Information in the Description is not verified.